Exhibit 99.1

World Fuel Services Corporation Reports Record Quarterly Results

Net Income Increases 36% Year-over-Year

MIAMI--(BUSINESS WIRE)--August 2, 2011--World Fuel Services Corporation (NYSE: INT), a leading fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported second quarter net income of $50.2 million or $0.70 diluted earnings per common share compared to $37.0 million or $0.61 diluted earnings per common share in the second quarter of 2010. Non-GAAP net income for the second quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $57.7 million or $0.81 non-GAAP diluted earnings per common share compared to $40.2 million or $0.66 non-GAAP diluted earnings per common share in the second quarter of 2010.

The company's aviation segment generated gross profit of $82.0 million in the second quarter of 2011, an increase of $11.9 million or 17% sequentially, and an increase of $29.1 million or 55% year-over-year. The marine segment generated gross profit of $50.7 million, an increase of $10.5 million or 26% sequentially, and an increase of $7.5 million or 17% from last year's results. The company's land segment posted gross profit of $32.4 million in the second quarter, an increase of $6.0 million or 23% sequentially, and $20.9 million or 182% year-over-year.

"This quarter’s results demonstrate the durability of our business model in a wide range of operating environments and the importance of having a clear business strategy," said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. "Our investments in people, process and technology, as well as our continued focus on risk management and execution have served us well and we are excited about the prospects for further expansion."

"The record earnings posted this quarter are a testament to our ability to develop the business through both organic and strategic investment initiatives," stated Michael J. Kasbar, president and chief operating officer.

The company also announced today that it has obtained a new $250 million five-year term loan, amended and restated its existing $800 million credit facility and extended the maturity date of the facility to 2016. Combined, these facilities represent $1.05 billion of committed financing.

"Given continued global economic uncertainty, we are very pleased with the issuance of a $250 million five-year term loan which carries an initial rate of approximately 2%, further enhancing our liquidity profile,” stated Ira M. Birns, executive vice president and chief financial officer. “We also amended and restated our credit facility which reduces funding costs, enhances flexibility and extends the maturity date of the facility to July 2016.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 48 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of aviation, marine and land fuel.

The Company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$8,708,709	$4,397,275	$15,788,115	$8,315,296
Cost of revenue	8,543,607	4,289,706	15,486,245	8,108,909

Gross profit	165,102	107,569	301,870	206,387

Operating expenses:
Compensation and employee benefits	54,877	38,900	101,946	73,701
Provision for bad debt	3,531	1,696	4,327	2,065
General and administrative	40,591	21,909	73,969	43,432

Total operating expenses	98,999	62,505	180,242	119,198

Income from operations	66,103	45,064	121,628	87,189
Non-operating expenses, net	(4,381)	(248)	(7,834)	(852)

Income before income taxes	61,722	44,816	113,794	86,337
Provision for income taxes	11,049	7,765	21,464	15,446

Net income including noncontrolling interest	50,673	37,051	92,330	70,891
Net income attributable to noncontrolling interest	470	74	1,018	211

Net income attributable to World Fuel	$50,203	$36,977	$91,312	$70,680

Basic earnings per share	$0.71	$0.62	$1.30	$1.19

Basic weighted average common shares	70,856	59,418	70,400	59,371

Diluted earnings per share	$0.70	$0.61	$1.28	$1.17

Diluted weighted average common shares	71,558	60,685	71,299	60,646

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	June 30,	December 31,
	2011	2010

Assets:
Current assets:
Cash and cash equivalents	$149,735	$272,893
Accounts receivable, net	1,982,962	1,386,700
Inventories	429,206	211,526
Prepaid expenses and other current assets	232,029	196,748

Total current assets	2,793,932	2,067,867

Property and equipment, net	84,651	64,106

Goodwill, identifiable intangible and non-current other assets	483,475	434,477

Total assets	$3,362,058	$2,566,450

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$15,787	$17,076
Accounts payable	1,646,847	1,131,228
Accrued expenses and other current liabilities	218,121	210,180

Total current liabilities	1,880,755	1,358,484

Long-term debt	167,020	24,566
Other long-term liabilities	59,986	56,836
Total liabilities	2,107,761	1,439,886

Equity:
World Fuel shareholders' equity	1,243,267	1,127,208
Noncontrolling interest equity (deficit)	11,030	(644)
Total equity	1,254,297	1,126,564

Total liabilities and equity	$3,362,058	$2,566,450

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income including noncontrolling interest	$50,673	$37,051	$92,330	$70,891
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
(used in) operating activities:
Depreciation and amortization	10,573	4,205	18,740	8,624
Provision for bad debt	3,531	1,696	4,327	2,065
Share-based payment award compensation costs	2,793	2,411	5,658	3,717
Other	7,295	(1,655)	7,046	(2,840)
Changes in assets and liabilities, net of acquisitions	(68,078)	(36,502)	(265,800)	(58,685)
Total adjustments	(43,886)	(29,845)	(230,029)	(47,119)
Net cash provided by (used in) operating activities	6,787	7,206	(137,699)	23,772

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(39,013)	-	(106,013)	(8,315)
Capital expenditures	(4,766)	(3,262)	(7,394)	(4,153)
Net cash used in investing activities	(43,779)	(3,262)	(113,407)	(12,468)

Cash flows from financing activities:
Borrowings under revolving credit facility, net	98,000	-	138,000	-
Other	(5,120)	(9,314)	(11,682)	(11,411)
Net cash provided by (used in) financing activities	92,880	(9,314)	126,318	(11,411)

Effect of exchange rate changes on cash and
cash equivalents	473	(324)	1,630	(1,350)

Net increase (decrease) in cash and cash equivalents	56,361	(5,694)	(123,158)	(1,457)

Cash and cash equivalents, at beginning of period	93,374	303,080	272,893	298,843

Cash and cash equivalents, at end of period	$149,735	$297,386	$149,735	$297,386

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2011	2010	2011	2010

GAAP net income attributable to World Fuel	$50,203	$36,977	$91,312	$70,680
Share-based compensation expense, net of taxes	1,879	1,741	3,888	2,744
Intangible asset amortization expense, net of taxes	5,571	1,447	9,233	2,941
Non-GAAP net income attributable to World Fuel	$57,653	$40,165	$104,433	$76,365

GAAP diluted earnings per share	$0.70	$0.61	$1.28	$1.17
Share-based compensation expense, net of taxes	0.03	0.03	0.05	0.05
Intangible asset amortization expense, net of taxes	0.08	0.02	0.13	0.05
Non-GAAP diluted earnings per share	$0.81	$0.66	$1.46	$1.27

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Aviation segment	$3,364,829	$1,691,042	$6,011,421	$3,150,766
Marine segment	3,532,983	2,276,651	6,532,402	4,375,263
Land segment	1,810,897	429,582	3,244,292	789,267
	$8,708,709	$4,397,275	$15,788,115	$8,315,296

Gross profit:
Aviation segment	$82,027	$52,887	$152,155	$101,262
Marine segment	50,674	43,204	90,889	82,593
Land segment	32,401	11,478	58,826	22,532
	$165,102	$107,569	$301,870	$206,387

Income from operations:
Aviation segment	$37,624	$28,701	$75,794	$55,395
Marine segment	25,763	23,972	43,118	43,980
Land segment	14,026	1,780	24,689	4,128
	77,413	54,453	143,601	103,503
Corporate overhead	11,310	9,389	21,973	16,314
	$66,103	$45,064	$121,628	$87,189

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000